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                                                                    Exhibit 23.2

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-66034, 333-107613, 333-118758, 333-105006) and
Form S-8 (Nos. 333-67276, 333-67296, 333-104154) of Liberty Media Corporation of our report dated February 22, 2005 relating to the financial statements of Discovery Communications, Inc., which appears in Liberty Media Corporation's Annual Report on Form 10-K for the year ended December 31, 2004.

PricewaterhouseCoopers LLP
McLean, Virginia
March 11, 2005